UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Matrix Service Company

(Name of Registrant as Specified in Its Charter)

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SUPPLEMENT TO THE PROXY STATEMENT DATED SEPTEMBER 24, 2025,
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2025

This supplement, dated September 29, 2025 (this “Supplement”), supplements the Definitive Proxy Statement on Schedule 14A filed by Matrix Service Company (“we” or the “Company”) with the Securities and Exchange Commission on September 24, 2025 (the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Stockholders scheduled to be held on November 4, 2025 at 10:00 a.m., Central Time (the “Annual Meeting”).

This Supplement clarifies the voting standards required for Proposal 2 (Ratification of Independent Registered Accounting Firm), Proposal 3 (Advisory Vote on Executive Compensation), Proposal 4 (Approval of the Matrix Service Company 2026 Employee Stock Purchase Plan) and Proposal 5 (Approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan) as such voting standards are described on pages 3, 20, 53 and 69 of the Proxy Statement. Additionally, this Supplement clarifies language appearing on page 3 of the Proxy Statement regarding the treatment of broker non-votes with respect to Proposals 3, 4 and 5 and adds certain other clarifying language on page 3 of the Proxy Statement regarding Proposal 1.

Approval of each of Proposals 2, 3, 4 and 5 requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on the vote for each of Proposals 3, 4 and 5.

To clarify the above, this Supplement revises the Proxy Statement as follows:

•On page 3 of the Proxy Statement under the heading “Stockholders Entitled to Vote,” the fourth through eighth paragraphs are revised to read as set forth below:

“Proposal 1 - Election of Directors: The affirmative vote of a majority of the votes cast at the meeting is required for the election of directors. This means that the number of shares voted for a director nominee must exceed the number of votes cast against that nominee in order to elect that nominee in an uncontested election. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting for one or more nominees. If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes do not count as votes for or against the nominee’s election.

Proposal 2 - Ratification of Independent Registered Public Accounting Firm: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026 requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. If you do not instruct your broker how to vote with respect to this item, your broker is permitted to vote your shares in its discretion with respect to this proposal. Abstentions will have the effect of a vote against the proposal.

Proposal 3 - Advisory Vote on Executive Compensation: The approval, on an advisory basis, of the compensation paid to our named executive officers named in this proxy statement requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote.

Proposal 4 - Approval of the Matrix Service Company 2026 Employee Stock Purchase Plan: The approval of the Matrix Service Company 2026 Employee Stock Purchase Plan requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote.

Proposal 5 - Approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan: The approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan to increase the maximum authorized shares under the plan by 1,025,000 shares requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have no effect on the vote.”

•On page 20 of the Proxy Statement under the heading “Proposal Number 2: Ratification of Selection of Independent Registered Public Accounting Firm,” the sixth paragraph is revised to read as set forth below:

“The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is required for the adoption of this proposal. The Board unanimously recommends that the stockholders vote “For” ratification of Deloitte & Touche LLP’s engagement.”

•On page 53 of the Proxy Statement under the heading “Proposal Number 3: Advisory Vote to Approve Named Executive Officer Compensation,” the fourth paragraph is revised to read as set forth below:

“Approval of this advisory vote requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. The Board unanimously recommends a vote “For” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.”

•On page 69 of the Proxy Statement under the heading “Proposal Number 5: Approval of Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan to increase the authorized number of shares from 3,975,000 to 5,000,000—Vote Required,” the first paragraph is revised to read as set forth below:

“Approval of this proposal requires the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.”

Except as described in this Supplement, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. Additional information on how to vote your shares, attend the Annual Meeting or change or revoke your proxy is contained in the Proxy Statement beginning on page 1 under the heading “Solicitation and Revocation of Proxies.”

This Supplement should be read together with the Proxy Statement. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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